Exhibit 99.1

BIOHITECH GLOBAL, Inc. 80 Red Schoolhouse Road, Suite 101 Chestnut Ridge, NY 10977

FOR IMMEDIATE RELEASE

BioHiTech Global Completes $5M
Non-Convertible Senior Secured Debt Financing

CHESTNUT RIDGE, NY – February 6, 2018 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (OTCQB: BHTG), a technology and services company that provides cost-effective and sustainable waste management solutions, today announced the completion of a $5M non-convertible senior secured debt financing (the “Debt Financing”) with Michaelson Capital Special Finance Fund II, L.P. (“MCSFF”).

The Company intends to use the net proceeds of the Debt Financing to repay certain debt and for working capital to accelerate the growth of its cost-effective, sustainable waste disposal technology solutions.

“We continue to strengthen our balance sheet in order to position BioHiTech for sustainable long-term growth,” states Frank E. Celli, Chief Executive Officer of BioHiTech Global. “This $5M financing provides our Company with greater financial flexibility to implement our aggressive growth plan to build value for our stockholders. Over the past several months we have completed a series of transactions, including our recent equity investment in Gold Medal Services, that have resulted in a significant improvement in shareholder equity. We are confident that our Company is on far more solid financial ground to build for the future and move forward with our plan to uplist to a national exchange.”

The Debt Financing carries a five-year maturity and bears an interest rate of 10.25% per annum. As part of the Debt Financing, the Company issued 320,000 shares of restricted BioHiTech common stock to MCSFF. Simultaneously with the closing of the Debt Financing, the Company’s CEO, Frank E. Celli exchanged $5M in debt and advances for $4M in a newly issued preferred stock convertible into the Company’s common stock at $4.50 per share and $1M in an amended junior note. The combined transactions are expected to increase shareholder equity by approximately $5 million.

Commenting on the closing, John Michaelson, Michaelson Capital’s Chief Investment Officer stated, “Michaelson Capital has a long history of providing financing to disruptive entrepreneurial technology companies where we believe we can add value to help them grow. We are excited to work with the BioHiTech team as they roll out their disruptive waste disposal technology solutions and build a next generation waste management company.”

For a complete description of the two transactions, please refer to our related 8-K filing with the SEC.

About BioHiTech Global

BioHiTech Global, Inc. (OTCQB: BHTG), is changing the way we think about managing waste. Our innovative waste management services, combined with our disruptive technologies, provide sustainable waste disposal and supply chain management solutions for businesses and municipalities of all sizes. Our technology platform, including the on and off-site biological treatment of waste, is designed to reduce overall waste generation and virtually eliminate landfill usage while creating a valuable renewable fuel. For more information, please visit www.biohitech.com.

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About Michaelson Capital Partners

Michaelson Capital provides customized growth financing to entrepreneur-led technology companies in sectors where it has domain expertise, relationships and experience to add value. It focuses on disruptive high-quality companies attempting to change industries and make the world a better place. For more information, please visit www.michaelsoncapital.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”). There may be other factors not mentioned above or included in the BioHiTech’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Lisa Giovannielli

Director, Corporate Communications

Direct: 845-262-1081

lgiovannielli@biohitech.com

www.biohitech.com

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